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                                                                   EXHIBIT 10.19

                              INTIRA CORPORATION
                             EMPLOYMENT AGREEMENT
                             AMENDED AND RESTATED
                             --------------------

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is by and between Intira Corporation, a Delaware corporation formerly known as digital broadcast network corporation, having its principle offices at 5667 Gibraltar Drive, Pleasanton, California 94588 (hereinafter, the "Company"), and TOM SWANSON, an individual residing at _________________________________
_______________________ (hereinafter, "Employee").

     WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of April 20, 1999 (the "Original Agreement") pursuant to which Employee became Vice President of Sales; and

     WHEREAS, the Company and Employee desire to amend the Original Agreement and terminate any offer letters or other employment contracts and to make certain corrections with respect to the grant of stock options to Employee.

     WHEREAS, the Company and Employee agree that this Agreement shall replace and supersede the Original Agreement.

     NOW, THEREFORE, in consideration of Employee's continued employment by Company and of the covenants and agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

Section 1.  Employment, Duties and Acceptance. Company hereby agrees to employ
            ---------------------------------
Employee as its Vice President of Sales, to perform the duties set forth on the attached Exhibit "A". During the course of Employee's employment, Employee agrees to devote his full business time and attention to the business and affairs of Company and, to the extent necessary to discharge the responsibilities assigned to Employee hereunder, to perform faithfully, efficiently, diligently and competently such responsibilities. In addition to the duties enumerated in this Agreement, Employee shall perform such other duties as are reasonably commensurate with his position and title.

Section 2.  Employment Term.  The term of Employee's employment hereunder (the
            ---------------
"Employment Term") shall commence on April 20, 1999 ("Effective Date") and shall continue for a period of one (1) year after the Effective Date, unless otherwise terminated in accordance with the sections of this Agreement. Employment shall automatically renew for additional one (1) year periods, subject to Section 5, unless either party gives the other party fourteen (14) days notice of termination.

Section 3.  Compensation Arrangements.  Company shall pay Employee based on the
            -------------------------
Compensation Arrangement set forth on Exhibit "A". Attached hereto as Exhibit "B" is the Stock Option Agreement evidencing the stock option grant referred to in Exhibit "A". Employee agrees that Company may change the Compensation Arrangement with notice to Employee and that no amendments, assurances or understandings are effective unless in writing and signed by the President of the Company, and that such changes shall not constitute a breach of this Agreement by Company. Employee expressly acknowledges (i) that Exhibit "A" contains a complete description of the equity compensation to be granted to Employee in connection with Employee's employment with the Company and pursuant to this Agreement, (ii) that the Stock Option Agreement attached hereto as Exhibit "B" represents the definitive documentation of the equity compensation referred to in Exhibit "A" and supercedes in its entirety any other documentation, and (iii) that the Employee is not entitled to any additional stock option grants or other equity interests in the Company.

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Section 4.  Ownership of Papers and Intellectual Property Rights.
            ----------------------------------------------------

          (a) Papers and Property. Employee acknowledges Company's exclusive right to ownership, possession and title to all papers, documents, tapes, drawings, notebooks, formulas, customer lists, software, hardware, trademarks, trade names, service marks, processes, data, intellectual property, or other records, information, or products prepared by Employee during employment with Company or provided by Company, or which otherwise come into Employee's possession by reason of employment with Company. Employee agrees not to make or permit to be made, except in pursuit of Employee's duties hereunder, any copies of such items. Employee further agrees to deliver to the Company upon request all such items in Employee's possession and without request to immediately deliver such items upon the termination, voluntarily or involuntarily, of Employee's employment.

          (b) Inventions. The term "Inventions" means all ideas, inventions, and discoveries, whether patentable, copyrightable, or not, relating to any present or prospective business of the Company, including but not limited to software, algorithms, designs, devices, processes, methods, formulae, techniques, software, data storage systems, networks, servers, and any improvements to the foregoing.

              (i) Report. Employee agrees to promptly disclose all Inventions made or conceived by the Employee, whether or not during the hours of his employment or with the use of Company facilities, materials, or personnel, either solely or jointly with others, during the term of his employment by the Company. Employee shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved. A report shall also be submitted by the Employee upon completion of any study or research project undertaken on the Company's behalf, whether or not in the Employee's opinion a given study or project has resulted in an Invention.

              (ii) Assignment and Patent. Employee hereby assigns and agrees to assign to the Company all of his rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign letters patent and resulting letters patent. At the Company's request and expense, the Employee shall execute such documents and provide such assistance as may be deemed necessary by the Company of apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions. Employee agrees to execute all documents reasonably requested by Company to assist the Company in perfecting or protecting any or all of its rights in the Inventions.

              (iii) Copyright. Employee acknowledges that all copyrightable Inventions are "works made for hire" and consequently that the Company owns all copyrights thereto, including, but not limited to, 17 U.S.C. Sections 101 and
210. The Company shall have the sole and exclusive right to register the copyright(s), or its assignees, in all such work in its name as the owner and author of such work and shall have the exclusive rights conveyed under 17 U.S.C. Sections 106 and 106A, including, but not limited to, the right to make all uses of the works in which attribution or integrity rights may be implicated. Additionally, without in any way limiting the foregoing, Employee hereby assigns, transfers and conveys to Company, its successors, heirs and assigns, any and all right, title or interest that Employee may now have, or may acquire in the future, to the work including, but not limited to, all ownership, patent (United States and foreign letters patent), trade secret, trade names and trademarks, copyright moral, attribution and/or integrity rights. Employee hereby expressly and forever waives any and all rights that Employee may have arising under 17 U.S.C. Section 106A, and any rights arising under any federal or state laws that convey rights which are similar in nature to those conveyed under 17 U.S.C. Section 106A. Notwithstanding any provision of the Copyright Act, any and all copyrightable works, prepared either in whole or in part by Employee under this agreement, are, shall be, or shall become, owned by the Company.

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Section 5.  Termination of Employment.
            -------------------------

          (a) Subject to Section 5(b), either party, with or without cause, may terminate the employment relationship with fourteen (14) days written notice ("Required Notice") to the other party. The relationship established hereunder is employment at will. If Employee fails to give the Required Notice, Employee shall waive any and all rights he may have to any accrued vacation, draws and commissions due him. In the event either Employee gives the Required Notice or Company gives the Required Notice, but Company wishes to accelerate termination of Employee's employment, Company may elect to so accelerate, in Company's sole discretion, and terminate Employee immediately; provided, however, Company must in all events pay the Employee for the fourteen (14) day notice period unless the cause of the termination was for Employee's egregious violation of Company's rules, regulations and policies, Employee misconduct, Employee's egregious neglect of duties, or Employee's conviction of a felony ("Good Cause"). The death of Employee shall automatically terminate this Agreement.

          (b) The foregoing notwithstanding, in the event that Employee's employment is terminated by Company other than for Good Cause, change in control or acquisition and Employee's job is terminated for Good Cause, material adverse change in job duties or if required to relocate to a city more than 50 miles from Employee's current location, the Company shall pay to Employee an amount equal to the Employee's base monthly compensation in equal monthly installments until Employee has obtained other employment but in no event to exceed six (6) months. Employee will continue to vest in any optioned shares for a period of six months following such termination. If the Company proposes to terminate the employment relationship for Good Cause, the Company shall give notice to Employee with sufficient particularity that the Employee will have an opportunity to correct the situation to the reasonable satisfaction of the Company within a reasonable period of time set forth in the Company notice which shall not be less than 20 days, provided no notice and cure shall be required for terminations attributable to dishonesty and conviction of a felony.

Section 6.  Confidentiality and Noncompetition.
            ----------------------------------

     In order for Company to reasonably protect its interests against the competitive use of any of Company's confidential information or business relationships, Employee agrees to the following covenants.

          (a) Covenant Not to Compete. During Employee's employment, and for a period of one (1) year after Employee's termination of employment, for whatever reason, Employee shall not, within the continental United States, directly or indirectly, acting alone or with others, voluntarily or involuntarily, own, operate, engage in, be interested in, control through stock ownership or otherwise, or become employed by, work for, advise, be connected with, consult with or represent in any capacity or in any manner whatsoever in any role, an individual, firm, corporation, partnership, association or other entity other than the Company who or which is engaged in a business directly competitive with
the Company or with the Company's Business.   For purposes of this Agreement,
the Company is in the business of developing and implementing systems that provide high-speed network bandwidth, data management and related services and such other business as being provided to Company's customers ("Company's Business").

          (b) Confidentiality. For purposes of this Agreement, "Confidential Information" shall mean any communication disclosed to Employee or known by Employee as a consequence of or through his past, present or prospective employment or business relationship with Company, not generally known and available in Company's industry, which constitutes Company's proprietary and non-public method(s) of doing business, including, but not limited to, any information related to trade secrets, pricing formulas, know-how, test data, customer lists, vendor lists, training and operating manuals, software, and reporting systems. Company and Employee acknowledge that during Employee's period of employment by Company, Company will furnish Employee with Confidential Information. Employee agrees both during his employment with the Company, whether under this Agreement or otherwise, and at all times thereafter, that Employee, his officers, directors, partners, employees, affiliates, agents, representatives, or assigns (collectively "representatives") shall keep all Confidential Information in the strictest confidence and shall not discuss, publish, communicate,

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transmit, reproduce, or otherwise disclose such Confidential Information, in any manner whatsoever, in whole or in part, without the prior written consent of Company, unless and until such time as the Confidential Information becomes generally known in Company's industry other than through breach of this Agreement. Any written consent by Company to Employee's disclosure of Confidential Information, if given, shall in no way operate as a waiver of Employee's obligation to maintain the confidential nature of the material disclosed or to protect and preserve that Confidential Information from disclosures so that it will receive confidential treatment thereafter. Employee agrees to reimburse Company for any damages sustained and costs and expenses, including attorneys' fees, incurred in connection with an unauthorized disclosure of Confidential Information by Employee, his representatives, or other any person or persons to whom Employee or his representatives previously had disclosed Confidential Information.

          (c) Non-Solicitation of Customers and Employees. During Employee's employment and for a period of one (1) year after Employee's termination of employment, for whatever reason, Employee shall not, either directly or indirectly: 1) solicit any person or persons employed by or otherwise associated with Company for the purpose of terminating said employee's or person's employment relationship or association with Company; and 2) approach or solicit customers of the Company with a view towards diverting or attempting to divert from the Company any business which the Company has enjoyed, to Employee or to any other individual, firm, corporation, partnership, association or other entity other than the Company who or which is competitive with the Company or engaged in a business competitive with the Company's Business.

          (d) Reasonableness of Covenants. The parties acknowledge and agree that the covenants and agreements contained in this Section are reasonable, and shall not raise any issue of their reasonableness in any proceeding to enforce such covenants and agreements. The parties further agree that any violation or breach by a party of this Agreement would cause immediate and irreparable harm, the exact amount of which will be impossible to ascertain, and for that reason further agree that the party shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction, restraining any further violation or breach of this Agreement by Employee and/or Company, either directly or indirectly, such right to an injunction being cumulative and in addition to whatever remedies each party may have under applicable law and/or this Agreement. In the event of any litigation or arbitration under this agreement, the prevailing party shall be entitled to an award of all cost of the proceeding or suite, including reasonable attorney's fees.

Section 7.  Ability to Perform.  Employee warrants that Employee's execution and
            ------------------
performance of this Agreement is not restricted or prohibited by any agreement to which Employee is subject.

Section 8.  Miscellaneous.  In case of any conflict or ambiguity in connection
            -------------
with or between this Agreement and any policy manuals, including but not limited to any employee manuals, employment applications, management instructions or promises, etc., this Agreement shall control. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors and assigns. Company may assign this Agreement. Provided, however, Employee's rights under this Agreement shall not be assignable, nor shall Employee's obligations be delegable. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri, and the Parties hereby irrevocably and unequivocally consent to the jurisdiction of the court sitting in the County of St. Louis, State of Missouri, and waive any defense of an inconvenient forum to the maintenance of any action or proceeding brought in such court in connection with this Agreement, any objection to venue with respect to any such action, and any right of jurisdiction on account of the place of residence or domicile of any party to such action. If any provision or part thereof of this Agreement is declared invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and any other application thereof, shall not in any way be affected or impaired, and the Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provisions are omitted. Any notice or other communication required or which may be given to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission, or if mailed, two days after the date of mailing, to the address of such party set forth on the first

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page hereof, or to such other address as the parties may indicate in writing.
This writing, including Exhibits "A" and "B" which are hereby incorporated herein by this reference, contains the complete agreement of the parties with respect to the employment contemplated herein. Employee acknowledges that this agreement supersedes the offer letter dated April 15, 1999. No amendments or variations of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto. The waiver by either Party of a breach or violation of any provisions of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the day and year first above written.

"Company"                               "Employee":
INTIRA CORPORATION:

/s/ Bernard Schneider                    /s/ Tom Swanson
-----------------------------            ---------------------------
Bernard Schneider,                       Tom Swanson
President

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                      EXHIBIT "A" TO EMPLOYMENT AGREEMENT
                      DUTIES AND COMPENSATION ARRANGEMENT

A.  Employee's Name  Tom Swanson
    ---------------

B.  Duties.  In his capacity as Vice President of Sales, Employee shall be
    ------
responsible for:



Employee acknowledges that in the performance of his duties as Vice President of Sales, whether under this Agreement or otherwise, he shall be supervised by the President and the Board of Directors, as may be provided in the By-laws or other governing instrument of the Company, as same may be amended from time to time.

C.  Salary.  Subject to Paragraph 3, during the Employment Term, the Company
    ------
shall pay Employee as salary for his services an annual base salary of Two Hundred Thousand dollars ($200,000.00), payable in equal bi-monthly installments of $8,333.33, subject to customary withholding taxes and other employment taxes as required with respect thereto. Additionally, Employee shall eligible for additional annual incentives of $200,000 based upon the Company's attaining and exceeding certain revenue goals, a copy of which shall be attached to this Exhibit "A" and signed by both the Company and Employee ("Revenue Goals"). For a period of one year from the Effective Date and so long as Employee is employed by Company, Employee will receive a monthly commission payment equal to 1.1% of billed revenue or $8,333.34, whichever is greater. Billed revenue shall be based on standard Company contracts and in the event of any special agreements, then Employee and Company shall negotiate in good faith a reasonable commission percentage. If after 45 days from the Effective Date, the current Company revenue forecast needs revision to reflect more accurately Company's revenue forecast, Employee and Company will negotiate in good faith to adjust the Revenue Goals accordingly.

D.  Benefits.  Employee shall be entitled to participate in any health
    --------
insurance, life insurance, or defined contribution or defined benefit plans that the Company may offer to its employees on the same basis and under the same terms as similarly situated employees.

E.  Travel; Expenses.  Company shall pay or reimburse Employee for all
    ----------------
reasonable travel and other expenses actually incurred by Employee in the performance of Employee's duties hereunder, upon presentation of expense statements or vouchers or such other reasonable supporting information as is generally required by Company in accordance with its expense account policies. Mileage shall be paid at $.31 per mile. Employee expenses must be submitted on the customary expense report form no later than the 10th of the month following the occurrence of the expense.

F.  Discretionary Bonuses.  The Company may, from time to time and in its sole
    ---------------------
discretion, declare and pay bonuses to some or all of its employees. Such bonuses may be payable in cash, stock, stock options, or other property as the Company, in its sole discretion, deems advisable and in such amounts as the Company, in its sole discretion, deems advisable. The Company shall establish and maintain Management Performance Objectives ("MPOs") for Employee for each year of Employee's employment. Such MPOs shall be maintained in Employee's personnel file, and a copy of such MPOs shall be transmitted to Employee. In the event Employee meets or exceeds said MPOs for any given year, Employee shall become eligible for any discretionary bonus or bonuses declared by the Company for that year.

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G.  Stock.  The Company and Employee agree that compensation for Employee's
    -----
entering service with the Company, the Company has granted employee an option to acquire 23,750 shares of common stock in Company pursuant to the Stock Option Agreement attached as Exhibit "B" and in accordance with and subject to the terms and conditions of the Company's 1999 Stock Option Plan.



"Company"                              "Employee":
DIGITAL BROADCAST
NETWORK CORPORATION:


/s/ Bernard Schneider                  /s/ Tom Swanson
-------------------------------        --------------------------------
Bernard Schneider                      Tom Swanson
CEO/President

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                                   EXHIBIT B

                            STOCK OPTION AGREEMENT